Amendment No. 1, dated as of November 11, 2005 (this “Amendment”), to the Senior Secured Term Loan Agreement (the “Loan Agreement”), dated as of September 26, 2005, by and among Emisphere Technologies, Inc., a Delaware corporation (the “Borrower”), and MHR Institutional Partners IIA LP, a Delaware limited partnership (“Institutional Partners IIA”), as initial Lender. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, Borrower and Institutional Partners IIA entered into the Loan Agreement on September 26, 2005;

WHEREAS, subsequent to entering into the Loan Agreement, Institutional Partners IIA assigned certain portions of its rights and obligations under the Loan Agreement to each of (i) MHR Capital Partners (500) LP, (ii) MHR Capital Partners (100) LP, and (iii) MHR Institutional Partners II LP (collectively with Institutional Partners IIA, the “Lenders”); and

WHEREAS, the Borrower and the Lenders desire to amend certain provisions of the Loan Agreement to clarify their understanding thereof.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1. Amendment to Section 1.1. Section 1.1 of the Loan Agreement is hereby amended to add the following defined terms in the appropriate alphabetical order:

“Election Notice” has the meaning ascribed to such term in Section 12.1(d).

“Subsequent Notice” has the meaning ascribed to such term in Section 12.1(d).

2. Amendment to Section 12.1(d). Section 12.1(d) of the Loan Agreement is hereby amended to add the following at the end of such section:

“Notwithstanding the foregoing, but provided that a Stockholder Approval Default has occurred and is continuing, the Lender may elect, by notice to the Borrower (“Election Notice”), to allow the Stockholder Approval Default to continue with respect to all or part of the Loan without exercising any or all of the Lender’s rights and remedies hereunder, which Election Notice the Lender may amend by one or more subsequent notices at any time or from time to time in its sole discretion, in order to exercise any or all of the Lender’s rights and remedies hereunder with respect to all or part of the Loan. If the Lender delivers an Election Notice to the Borrower following the occurrence and continuance of a Stockholder Approval Default, the Stockholder Approval Default shall be deemed to have occurred, including for the purposes of determining the later date or dates referred to in Section 12.2(b)(v)(i)(B), with respect to that amount of the Loan referenced in such Election Notice, on the date the Lender delivers a subsequent notice (“Subsequent Notice”) regarding such amount of the Loan, thereby exercising its rights and remedies hereunder in respect of Stockholder Approval Default.”

3. Amendment to Section 12.2(b)(iv). Section 12.2 (b)(iv) of the Loan Agreement is hereby amended to add the following at the end of such section:

“At no time shall the Borrower be required to conduct more than one Registered Repayment Offering simultaneously, and to the extent that Borrower shall have received a Subsequent Notice , Borrower shall commence a Registered Repayment Offering in respect of that portion of the Loan as to which the Subsequent Notice has been delivered, as well as any remaining portion of then-currently outstanding Loan Repayment Amounts as to which an Election Notice or other Subsequent Notice has been delivered, promptly after the completion of the prior Registered Repayment Offering. Further, in the event that the amount due in respect of all or a portion of the Loan as to which a Stockholder Approval Default has occurred has not been repaid on or prior to the first anniversary of such Stockholder Approval Default, the 150 days time period set forth above with regard to the commencement of the next Registered Repayment Offering shall be reduced to 75 days after the commencement of the most recent Registered Repayment Offering.”

4. Amendment to Section 12.2(b)(v)(i)(B). Section 12.2(b)(v)(i)(B) of the Loan Agreement is hereby amended to add the following at the end of such section:

“,or the later date or dates that such date is deemed to have occurred pursuant to Section 12.1(d) hereof, as applicable.”

5. Authorization. Each party hereto represents to the others that such party (a) has all necessary corporate power and authority to enter into this Amendment; (b) the execution and delivery by each party hereto of this Amendment have been duly authorized by all requisite corporate action on the part of such party; and (c) this Amendment has been duly executed and delivered by each party hereto.

6. Loan Agreement Remains in Effect. Except as expressly amended by this Amendment, the Loan Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Loan Agreement or the rights and obligations of the parties thereto.

7. Counterparts. This Amendment may be executed in any number of counterparts, and all the counterparts taken together shall be deemed to constitute one and the same instrument.

8. Governing Law. This Amendment shall pursuant to Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York be construed and interpreted in accordance with the law of the State of New York.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

BORROWER:

Emisphere Technologies, Inc.

By: /s/ Elliot Maza

Name: Elliot Maza

Title: Chief Financial Officer

LENDERS:

MHR Institutional Partners IIA LP

By:	MHR Institutional Advisors II LLC, its General Partner

By: /s/ Hal Goldstein

Name: Hal Goldstein Title: Authorized Signatory

MHR Capital Partners (500) LP

By:	MHR Advisors LLC, its General Partner

By: /s/ Hal Goldstein

Name: Hal Goldstein Title: Authorized Signatory

MHR Capital Partners (100) LP

By:	MHR Advisors LLC, its General Partner

By: /s/ Hal Goldstein

Name: Hal Goldstein Title: Authorized Signatory

MHR Institutional Partners II LP

By:	MHR Institutional Advisors II LLC, its General Partner

By: /s/ Hal Goldstein

Name: Hal Goldstein Title: Authorized Signatory